EXHIBIT 10.5

RESTRICTED STOCK UNIT AWARD AGREEMENT

(for Non-Employee Directors)

MTR Gaming, Inc.

2010 Long Term Incentive Plan

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), made as of the [      ] day of [                  ], 2010 (the “Date of Grant”), between MTR Gaming, Inc. a Delaware corporation (the “Company”), and [NAME], a Non-Employee Director (the “Participant”), is made pursuant to the terms of the Company’s 2010 Long Term Incentive Plan (the “Plan”).  Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.                                            Restricted Stock Unit Award.  The Company grants to the Participant, on the terms and conditions hereinafter set forth, an award of 30,000 Restricted Stock Units (the “RSUs”).  The RSUs are notional, non-voting units, which will entitle the Participant to receive payments, subject to the terms hereof, in shares of Common Stock on the payments dates specified in Section 2 hereof.

Section 2.                                            Payment of Award.  The RSUs shall at all times be fully vested and nonforfeitable, and shall be paid upon the earlier to occur of (i) the Participant’s termination of Service, and (ii) a Change in Control.  The RSUs shall be paid by the Company by delivering to the Participant a number of shares of Common Stock equal to the number of RSUs that become payable upon that applicable payment date.

Section 3.                                            Restrictions on Transfer.  Neither this Agreement nor any RSUs covered hereby may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company.

Section 4.                                            Investment Representation.  Upon the acquisition of the RSUs or Common Stock at a time when there is not in effect a registration statement under the Securities Act of 1933 relating to the Common Stock, the Participant hereby represents and warrants, and by virtue of such acquisition shall be deemed to represent and warrant, to the Company that the RSUs or Common Stock shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Participant shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws.  No RSUs or Common Stock shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire the RSUs or Common Stock pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Committee shall be final, binding and conclusive.  The Company reserves the right to legend any certificate or book entry representation of the Common Stock conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

Section 5.                                            Adjustments.  The RSUs granted hereunder shall be subject to the provisions of Section 4.3 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in the Company’s corporate structure.

Section 6.                                            No Right of Continued Service.  Nothing in the Plan or this Agreement shall confer upon the Participant any right to continued Service.

Section 7.                                            Limitation of Rights.  The Participant shall not have any privileges of a shareholder of the Company with respect to the RSUs awarded hereunder, including without limitation any right to vote shares underlying the RSUs or to receive dividends or other distributions in respect thereof until the date of the issuance to the Participant of a share of Common Stock in payment of the RSUs.

Section 8.                                            Construction.  This Agreement and the RSUs granted hereunder are granted by the Company pursuant to the Plan and are in all respects subject to the terms and conditions of the Plan.  The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the RSUs hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference.  In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.  The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

Section 9.                                            Governing Law.  This Agreement shall be construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

Section 10.                                      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 11.                                      Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 12.                                      Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

MTR GAMING, INC.

By:
Name:
Title:

PARTICIPANT

Participant’s Signature	Date

Participant’s Name
address
address